Exhibit 10.34

                              TERMINATION AGREEMENT


     Agreement made as of the 19th day of February, 1999, by and between JetForm Corporation, 560 Rochester Street, Ottawa, Ontario, K1S 5K2 (the ACompany@) and Philip Weaver, 12 Oakview Road, Kanata, Ontario, K2L 3G2 (AWeaver@).

     WHEREAS Weaver has served as a senior executive of the Company since 1994 and Weaver and the Company have agreed to terminate Weaver's employment in the Company;

     AND WHEREAS Weaver and the Company have entered into an agreement dated August 11, 1994 which Agreement was amended on September 25, 1998 (collectively the AAgreement@) and wish to set out the parties' respective rights and obligations under the Agreement as a result of Weaver's agreement to terminate his employment.

     NOW THEREFORE for the reasons set forth above and in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is hereby agreed as follows:

1.   Weaver's employment with the Company shall terminate on the date hereof.

I. Weaver may retain the Company's laptop computer and cell phone, the telephone number and account for which will be transferred from the Company to Weaver.

I. Notwithstanding such termination, the Company will pay to Weaver (a) the aggregate amount of $665,000 over two years, which will be payable in arrears by direct deposit to Weaver's bank account on the Company's regular mid-month and end of month pay date commencing with the last pay in February 1999; (b) $30,000 for outplacement services payable within 30 days of the date hereof; and (c) $31,971.15 on account of accrued vacation pay payable within 30 days of the date hereof. In addition, the Company will continue (i) all health benefits for the earlier of two years or until Weaver obtains full time employment (Weaver shall notify the Company upon such event); (ii) a car allowance of $500 per month for a period of two years; and (iii) stock options granted to and currently vested or unvested by Weaver as though Weaver had continued to have been employed by the Company.

II. Notwithstanding Weaver's termination, in the event the Company pays senior management (i) incentive compensation, whether on account of profit, customer satisfaction or otherwise, or (ii) benefits allowance whether in the form of base salary or otherwise, for all or any portion of the one year period following the date hereof, Weaver shall be entitled to receive compensation in the same percentages earned of corporate incentive and/or benefits allowance, same terms and timing as senior management based on an aggregate corporate incentive to Weaver of $142,500 and, if relevant, $129,780 based on Company profit and $12,780 on account of customer satisfaction and based on a benefits allowance to Weaver of $16,620. Weaver's entitlement hereunder shall be two times the amount determined to be payable, with the first half payable concurrently with the payment of incentive compensation and/or benefits allowance to senior management and the second half payable in 12 monthly instalments immediately thereafter.

III. All amounts stated herein are before taxes. The Company shall withhold and remit all taxes and statutory withholdings and any other taxes based on Weaver's income as though Weaver was an employee during the Agreement.

6.   Article IV of the Agreement shall continue in full force and effect.

I. Attached hereto as Schedule A are recommendations on strategy, technology, priorities, personnel, alliance relationships, significant customers and potential priority customers.

II. The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of Ontario and the laws of Canada applicable therein.

III. Weaver acknowledges and agrees that it will be difficult to compute the amount of damage or loss to the Company if he violates this Agreement, that Company will not have an adequate legal remedy if Weaver violates the provisions of this Agreement and that any such violation will cause substantial irreparable injury and damage to the Company. Therefore, Weaver agrees that, in the event of any violation by him of this Agreement, the Company shall, in addition to damages, be entitled to specific performance, injunctive, or other equitable relief, of either a preliminary or permanent type.

IV. Prior to any disclosure by the Company to the public, Weaver agrees to keep all terms of this Agreement confidential except for any disclosure to financial advisors.

     IN WITNESS WHEREOF, the Company and Weaver have executed this Termination Agreement as of the date first written above.

                                        JETFORM CORPORATION

                                        By:
                                           -------------------------------------
                                        Title:
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Witness as to the signature of          PHILIP WEAVER